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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement (No. 333-43997) of Gart Sports Company on Form S-8 of our report dated March 18, 1997, on our audits of the consolidated balance sheets of Sportmart, Inc. as of February 2, 1997 and January 28, 1996, and on the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended February 2, 1997, which report appears in the form 8-K of Gart Sports Company dated January 9, 1998.


                                        COOPERS & LYBRAND L.L.P.

Chicago, Illinois
January 22, 1998